Exhibit 8.1

The Atlantic Building

950 F Street, NW

Washington, DC 20004-1404

202-239-3300

Fax: 202-654-4829

www.alston.com

September 23, 2015

MVP REIT II, Inc.

12730 High Bluff Drive, #110

San Diego, CA 92130

Re:	Registration on Form S-11 Relating to Shares of Common Stock of MVP REIT II

Ladies and Gentlemen:

We are acting as tax counsel to MVP REIT II, Inc., a Maryland corporation (the “Company”), in connection with the registration statement on Form S-11, File No. 333-205893 (as amended, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register up to $550,000,000 of the Company’s common stock, par value $.0001 per share (the “Shares”). This opinion letter is rendered pursuant to Item 16 of Form S-11 and Item 601(b)(8) of Regulation S-K.

You have requested our opinion as to (i) the qualification of the Company as a real estate investment trust (“REIT”) under Section 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) the accuracy of the discussion of U.S. federal income tax considerations contained under the caption “Material U.S. Federal Income Tax Considerations” in the Registration Statement.

In preparing this opinion letter, we have reviewed the forms of the Company’s Form of Articles of Amendment and Restatement attached to the Registration Statement, the Registration Statement and such other documents as we have considered relevant to our analysis. We have also obtained representations as to factual matters made by the Company through a certificate of an officer of the Company (the “Officer’s Certificate”). Our opinion letter is based solely on the information and representations in such documents.

For purposes of this opinion letter, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity, to the extent relevant to our opinions, of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) due execution and delivery of all such documents by all parties thereto, (vii) the compliance of each party with all material provisions of such documents, and (viii) the accuracy and completeness of all records made available to us.

MVP REIT II, Inc.

September 23, 2015

Further, we have assumed, with your consent, that (i) the factual representations set forth in the Officer’s Certificate and the description of the Company and its subsidiaries and their proposed activities in the Registration Statement are true, accurate and complete as of the date hereof, and that the Company and its subsidiaries will operate in a manner that will make the representations contained in the Officer’s Certificate and the description of the Company and its subsidiaries and their proposed activities in the Registration Statement true for such years, (ii) the Company will file the form of Articles of Amendment and Restatement with the Maryland State Department of Assessments and Taxation, (iii) other than the filing of the form of Articles of Amendment and Restatement, the Company will not make any amendments to its organizational documents after the date of this opinion that would affect the Company’s qualification as a REIT for any taxable year, (iv) the Company will elect to be taxed as a REIT by filing Form 1120-REIT for its tax year ending December 31 2015, or the first year in which the Company commences material operations, if later, and (v) no action will be taken after the date hereof by the Company or any of its subsidiaries that would have the effect of altering the facts upon which the opinion set forth below is based.

For purposes of our opinion, we have not made an independent investigation of the facts, representations and covenants set forth in the Officer’s Certificate, the Registration Statement, or in any other document. Consequently, we have assumed, and relied on your representations, that the information presented in the Officer’s Certificate, the Registration Statement, and other documents accurately and completely describe all material facts relevant to our opinion. We have assumed that such representations are true without regard to any qualifications as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations, and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

The opinions expressed herein are given as of the date hereof and are based upon the Code, the U.S. Treasury regulations promulgated thereunder, current administrative positions of the U.S. Internal Revenue Service and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinions rendered herein. In addition, as noted above, our opinions are based solely on the documents that we have examined and the representations that have been made to us and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us are, or later become, inaccurate. Our opinions are limited to the U.S. federal income tax matters specifically covered herein. We have not opined on any other tax consequences to the Company or any other person. Further, we express no opinion with respect to other federal laws or the laws of any other jurisdiction.

MVP REIT II, Inc.

September 23, 2015

Based on the foregoing, we are of the opinion that:

(i) Commencing with the year ending December 31, 2015, or the first year in which the Company commences material operations, if later, and assuming that the elections and other procedural steps referred to in the Registration Statement and Officer’s Certificate are completed by the Company in a timely fashion, the Company will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s contemplated method of operations will enable it to satisfy the requirements for such qualification.

(ii) The statements under the caption “Material U.S. Federal Income Tax Considerations” in the Registration Statement, to the extent they constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, are correct in all material respects.

The Company’s status as a REIT at any time during such year and subsequent years is dependent upon, among other things, the Company meeting the requirements of Sections 856 through 860 of the Code throughout such year and for the year as a whole. Accordingly, because the Company’s satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, it is not possible to assure that the Company will satisfy the requirements to qualify as a REIT in any particular taxable year.

No opinions other than those expressly contained herein may be inferred or implied. Also, we undertake no obligation to update this opinion letter, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein.

This opinion letter is being furnished to you for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Sincerely,

/s/ Alston & Bird LLP
Alston & Bird LLP